Exhibit 5.1

March 31, 2016

Nimble Storage, Inc.

211 River Oaks Parkway

San Jose, California 95134

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed by Nimble Storage, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 31, 2016 (the “Registration Statement”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 5,112,130 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that are subject to issuance by the Company upon the exercise of (a) awards granted or to be granted under the Company’s 2013 Equity Incentive Plan, as amended and restated to the date hereof (the “2013 Plan”) and (b) purchase rights to acquire shares of Common Stock granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan (the “Purchase Plan”). The 2013 Plan and the Purchase Plan are together referred to herein as the “Plans.” At your request we are providing this letter, to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto.

In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations made to us by officers of the Company with respect to, and express no opinion as to, the genuineness of all signatures on original documents by the Company. We have also assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to originals

Nimble Storage, Inc.

March 31, 2016

and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that there has been no amendment to, or revocation of, any corporate proceedings of the Board of Directors or stockholders of the Company referenced in this letter or in Exhibit A hereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, the registration will apply to all the Shares and will not have been modified or rescinded and (ii) the absence of any future amendment to the Company’s Certificate of Incorporation that would make the Common Stock assessable.

Based upon, and subject to, the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 5,112,130 shares of Common Stock that may be issued and sold by the Company upon the exercise of (a) awards granted or to be granted under the 2013 Plan and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and Plan Agreements and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.

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This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Jeffrey R. Vetter
Jeffrey R. Vetter, a Partner

EXHIBIT A

to

Legal Opinion Regarding S-8 Registration Statement of Nimble Storage, Inc.

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached.

(1)	Copy of the Restated Certificate of Incorporation of the Company, filed with and certified by the Delaware Secretary of State on December 18, 2013 (the “Charter”) filed as an exhibit to the Registration Statement on Form S-1 filed by the Company with the Commission on December 2, 2013.

(2)	The Company’s Restated Bylaws, certified by the Company’s Secretary on November 26, 2013, filed as an exhibit to the Registration Statement on Form S-1 filed by the Company with the Commission on December 2, 2013, which have been certified to us by the Company in the Opinion Certificate to be currently in effect and unmodified as of the date hereof (the “Bylaws” and collectively with the Charter, the “Charter Documents”).

(3)	The Registration Statement.

(4)	The prospectuses prepared for use pursuant to the Registration Statement (the “Prospectuses”).

(5)	An Opinion Certificate of the Company addressed to us and dated the date of this letter containing certain factual representations (the “Opinion Certificate”).

(6)	A certificate of verification by the Company’s transfer agent of the number of the Company’s authorized, issued and outstanding shares of capital stock as of March 29, 2016 (the “Statement Date”).

(7)	A report by the Company, set forth in Annex I of the Opinion Certificate, of (i) the issued and outstanding options, restricted stock units, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company (including a list of outstanding options and restricted stock units) as of the Statement Date, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Plans and all other plans, agreements or rights to acquire capital stock of the Company as of the Statement Date.

(8)	A Certificate of Good Standing dated March 30, 2016 issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date (the “Good Standing Certificate”).

(9)	The Plans and the forms of agreements used by the Company under the Plans that will govern the Company’s issuance of Shares, in the forms filed as exhibits to the Company’s Quarterly Report on Form 10-Q filed by the Company with the Commission on December 12, 2014 (with respect to the 2013 Plan) and to the Registration Statement on Form S-1 filed by the Company with the Commission on December 2, 2013 (with respect to the Purchase Plan) (collectively, the “Plan Agreements”).

(10)	Copies of corporate proceedings of the Company’s Board of Directors and the Company’s stockholders relating to approval of the Charter Documents, the Plans, the Plan Agreements, the filing of the Registration Statement, the reservation of the Shares for sale and issuance pursuant to, and the sale and issuance of the Shares pursuant to, the Plans.